UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 25, 2005
PLASTIPAK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Michigan	333-73552	52-2186087

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
41605 Ann Arbor Road, Plymouth, Michigan 48170
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (734) 455-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
     Second Amendment to Amended Credit Agreement
     On October 26, 2005, Plastipak Holdings, Inc. (“Plastipak”), together with its subsidiaries who are borrowers and guarantors under Plastipak’s Fifth Amended and Restated Credit Agreement dated January 28, 2005 (the “Amended Credit Agreement”), entered into a Second Amendment to the Amended Credit Agreement with Plastipak’s lenders. In the Second Amendment, the lenders consented to the acquisition of LuxPET A.G./S.A., a PET container preform manufacturer incorporated in Luxembourg. The LuxPET acquisition is further described in Plastipak’s Form 8-K filed on October 5, 2005.
     In addition to permitting the investment necessary to consummate the LuxPET acqusition, the Second Amendment also added a substantial increase in authority for intercompany loans, advances and investments, permitting loans, advances and investments of up to $60.0 million in the aggregate, with no more than $15.0 million to non-European Union subsidiaries and $45.0 million to European Union subsidiaries, and increased maximum credit availability to Plastipak Brazil to $65.0 million plus fifty percent (50%) of the net income (not reduced by losses) of Plastipak Brazil for the period from October 31, 2004 to the date of determination, subject to reduction for outstanding letters of credit. The Second Amendment also increased overall debt baskets consistent with the growth in Plastipak’s business.
     The Second Amendment also added a “most favorable covenant” provision which provides that if Plastipak or any of its subsidiaries enters into a debt instrument for more than $25.0 million which contains a covenant, term or condition or default provision not substantially provided for in the Amended Credit Agreement or more favorable to the new lender than those included in the Amended Credit Agreement (excluding interest rates, maturity dates, fees and amortization), those more favorable provisions would be deemed incorporated into the Amended Credit Agreement.
     Amendments to Indenture for 10.75% Senior Notes due 2011
     Plastipak entered into a First Supplemental Indenture on October 25, 2005 with the trustee of the Indenture for its 10.75% Senior Notes due 2011. The First Supplemental Indenture added Multi-Financial Investments, LLC, a Michigan limited liability company and recently organized subsidiary of Plastipak, as a guarantor of such notes.
     Plastipak entered into a Second Supplemental Indenture on October 26, 2005 to effect the elimination of virtually all affirmative and negative covenants in the Indenture for its 10.75% Senior Notes due 2011, which the holders of such notes approved in connection with the Tender Offer and Consent Solicitation that Plastipak launched on October 12, 2005.
      Item 8.01 Other Events.
     On October 26, 2005, Plastipak Holdings, Inc. issued a press release announcing the results of its tender offer and consent solicitation for the 10.75% Senior Notes due 2011, and the extension of the tender offer to 5:00 p.m., New York City time, on November 21, 2005. A copy of the text of the press release is attached as Exhibit 99.1 hereto.
      Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated October 26, 2005
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Plastipak Holdings, Inc.
Dated: October 31, 2005	By:	/s/ Michael J. Plotzke
Michael J. Plotzke
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated October 26, 2005